UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2007

SUMMIT EXPLORATION INC.

(Exact name of registrant as specified in charter)

Nevada	20-4475552
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5190 Neil Road, Suite 430, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 680-7649

N/A

(Former name or former address, if changed since last report)

Item 4.01 Changes in Registrant's Certifying Accountant.

On November 2, 2007, we engaged K.R. Margetson Ltd. an incorporated professional, as our principal independent accountant with the approval of our company's board of directors. Accordingly, we dismissed Manning Elliott, Chartered Accountants ("Manning Elliott") as our independent registered public accounting firm.

The reports of Manning Elliott on the financial statements of the Company as of and for the years ended February 28, 2006 and 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except that Manning Elliott's report contained an explanatory paragraph expressing substantial doubt about the Registrant's ability to continue as a going concern.

During the years ended February 28, 2006 and 2007 and through the date of dismissal, there were no disagreements with Manning Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Manning Elliott, would have caused Manning Elliott to make reference to the subject matter of the disagreement in its reports on the Company's financial statements for such periods.

During the most recent two fiscal years and the portion of time preceding the decision to engage K.R. Margetson Ltd. neither the Registrant nor anyone engaged on its behalf has consulted with K.R. Margetson Ltd. regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement or a "reportable event" (as defined in Item 304(a)(1)(iv) of Regulation S-B).

The Company has requested that Manning Elliott furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees or not with the above statements.

Item 9.01 Financial Statements and Exhibits

d) Exhibits

The following exhibits are furnished with this Form 8-K: 16.1 Letter from Manning Elliott to the Securities and Exchange Commission dated November 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SUMMIT EXPLORATION INC.

Signature	Title	Date

ALAN HART Alan Hart	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	November 19, 2007